UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2015

DOCUMENT SECURITY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

28 E. Main Street, Suite 1525 Rochester, New York	14614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(585) 325-3610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 28, 2015, Document Security Systems, Inc. (the “Company”) was served with a shareholder derivative lawsuit that was filed in the Supreme Court of the State of New York, County of Kings: Benjamin Lapin, Derivatively on Behalf of Himself and All Others Similarly Situated, Plaintiff v. Robert Fagenson, Jeffrey Ronaldi, Peter Hardigan, Robert Bzdick, Jonathon Perrelli, Warren Hurwitz, Ira Greenstein, David Klein and Phil Jones, Defendants, and Document Security Systems, Inc., Nominal Defendant, Index No. 504707/2015.

The complaint alleges, among other things, breach of fiduciary duty, gross mismanagement, abuse of control, and waste of corporate assets since October 2, 2012, and alleges that demand on the Board of Directors to take action would be futile.  The complaint seeks unspecified damages, attorneys’ fees, and other costs and expenses.

The Company believes that all of the claims in this lawsuit are without merit and they intend to vigorously defend against these claims, but are unable to predict the outcome or reasonably estimate a range of possible loss.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC

Date: April 29, 2015	/s/ Jeffrey Ronaldi
By: Jeffrey Ronaldi
Title: Chief Executive Officer